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                                                                       Exhibit 5

                                  May 2, 2002



CompuDyne Corporation
7249 National Drive
Hanover, Maryland 21076


     Re:       Registration Statement on Form S-3 of CompuDyne Corporation


Gentlemen:

     We have acted as counsel to CompuDyne Corporation (the "Company") in connection with the preparation by the Company of a registration statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 331,959 shares of the Company's common stock; 44,417 shares of Series E Preferred Stock (convertible into 44,417 shares of common stock); and 2 Warrants (exercisable for 46,550 shares of common stock) (the "Shares") which may be resold from time to time by the selling stockholders as described in the Registration. The Shares are or will be issued pursuant to an Agreement and Plan of Merger dated as of May 10, 2001 as amended by First Amendment dated as of January 25, 2002 by and among the Company, its wholly-owned subsidiary New Tiburon, Inc. and Tiburon, Inc. (the "Merger Agreement").

     We have examined the Merger Agreement, Articles of Incorporation of the Company and Bylaws of the Company, and such other corporate and other documents and records, including various closing documents concerning the Merger, as we have deemed appropriate for purposes of this opinion.

     We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or facsimile copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, have been or, pursuant to the mechanical processes provided for in the Merger Agreement will be legally issued, fully paid, and non-assessable and will represent validly authorized and outstanding shares of common stock of the Company.

     The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Certificate of Incorporation and Bylaws not being amended prior to the issuance of the Shares.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        TYLER COOPER & ALCORN, LLP



                                        BY  /s/ William W. Bouton, III
                                            William W. Bouton, III
                                            A Partner